CONTRACT DATA PAGE

PRODUCT:	[First Symetra True Variable Annuity]

OWNER:	[John Doe]				[JOINT OWNER:	[Jane Doe]
Address:[1234 Main St.]			Address:[1234 Main St.]
	[Any City, ST 99999-9999]		[Any City, ST 99999-9999]
Date of Birth:	[1/01/1970]		Date of Birth:	[2/01/1970]
Age:	[35]	Sex:	[Male]		Age:	[35]	Sex:	[Female]

ANNUITANT:[John Doe]				[JOINT ANNUITANT:[Jane Doe]
Address:[1234 Main St.]			Address:[1234 Main St.]
	[Any City, ST 99999-9999]		[Any City, ST 99999-9999]
Date of Birth:	[1/01/1970]		Date of Birth:	[2/01/1970]
Age:	[35]	Sex:	[Male]		Age:	[35]	Sex:	[Female]

CONTRACT NUMBER: [LP12345678]

CONTRACT DATE: [5/01/2005]

MAXIMUM ISSUE AGE: [85]. The Contract Date must be prior to the Owner's and Annuitant's (including any joint Owner's and joint Annuitant's) [86th] birthday.

PURCHASE PAYMENTS
	INITIAL PURCHASE PAYMENT: [$50,000]
	MINIMUM INITIAL PURCHASE PAYMENT: [$25,000]
	MAXIMUM PURCHASE PAYMENTS: [$2,000,000]
	MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$250] if made electronically. [$1,000] if made by check.

ANNUITIZATION

	ANNUITY DATE: Before [1/01/2066]
	MINIMUM ANNUITY PAYMENT: [$250]
	ANNUITIZATION AGE: [95]. Annuity Payments may begin prior to the Annuitant's (including any joint Annuitant's) [96th] birthday. MAXIMUM ANNUITIZATION AGE: [101]

WITHDRAWALS
	MINIMUM SUB-ACCOUNT VALUE FOLLOWING WITHDRAWAL: [$500]
	MINIMUM CONTRACT VALUE FOLLOWING WITHDRAWAL: [$2,000]

TRANSFERS
	MINIMUM TRANSFER AMOUNT: [$500]
	MINIMUM SUB-ACCOUNT VALUE FOLLOWING TRANSFER: [$500]

CHARGES AND FEES
	DAILY CHARGES
		MORTALITY AND EXPENSE RISK CHARGE:
-------------------------------------------------------------------------------
	Standard Sub-accounts	[.60%] deducted daily from the net asset value
-------------------------------------------------------------------------------
Prepaid Annuity Sub-accounts	[.60%] deducted daily from the net asset value
-------------------------------------------------------------------------------

		CONTRACT ADMINISTRATION CHARGE: [0.15%] deducted daily from the net asset value.

		SUB-ACCOUNT FUND FACILITATION FEE: Up to a maximum of [0.15%] deducted daily from the net asset value. We may charge a Sub-account fund facilitation fee (subject to the maximum) for Contract Value invested in any Sub-accounts made available under this Contract. The current Sub-account fund facilitation fee that is in effect on the Contract Date is shown in the Sub-account section below. After the Contract Date, the Sub-account fund facilitation fee can be changed at any time for any Sub-accounts offered under this Contract, subject to the maximum. We will notify you if we change the Sub-account fund facilitation fee.

	TRANSFER CHARGE: [$25] for each transfer in excess of [25] free transfers per Contract Year.

	PREMIUM TAXES: [0.00%]

	SEPARATE ACCOUNT: First Symetra Separate Account S

	SUB-ACCOUNTS

		STANDARD SUB-ACCOUNTS
							SUB-ACCOUNT FUND
SUB-ACCOUNTS	 					FACILITATION FEE
[AllianceBernstein VPS Real Estate Investment 			[0.00%
	Portfolio Class A
AllianceBernstein VPS Small Cap Growth Portfolio Class A	0.00%
AllianceBernstein VPS Small/Mid Cap Value Portfolio Class A	0.00%
American Century VP Mid Cap Value I				0.00%
American Century VP Value I					0.00%
BlackRock Capital Appreciation V.I. Fund			0.00%
BlackRock Global Allocation V.I. Fund				0.00%
BlackRock High Yield V.I. Fund					0.00%
Calvert VP EAFE International Index Portfolio (P)		0.00%
Calvert VP Russell 2000 Small Cap Index Portfolio (P)		0.00%
Columbia VP Income Opportunities 				0.00%
Columbia VP International Opportunity 				0.00%
Columbia VP Mid Cap Growth Fund 				0.00%
Columbia VP Small Cap Value					0.00%
Delaware VIP Emerging Markets Series, Standard Class 		0.00%
Delaware VIP International Value Equity Series, Standard Class	0.00%
Delaware VIP Small Cap Value Series, Standard Class		0.00%
Delaware VIP Smid Cap Growth Series, Standard Class		0.00%
DFA VA Global Bond 						0.00%
DFA VA International Small Portfolio				0.00%
DFA VA International Value Portfolio				0.00%
DFA VA Short-Term Fixed Portfolio				0.00%
DFA VA US Large Value Portfolio					0.00%
DFA VA US Targeted Value					0.00%
Dreyfus VIF Appreciation Portfolio - Initial Shares		0.00%
Fidelity VIP Contrafund[registered trademark symbol] 		0.00%
	Portfolio- Initial Class
Fidelity VIP Energy Portfolio-Initial Class			0.00%
Fidelity VIP Financial Services Portfolio-Initial Class		0.00%
Fidelity VIP Investment Grade Portfolio-Initial Class		0.00%
Fidelity VIP Mid Cap Portfolio-Initial Class			0.00%
Fidelity VIP Real Estate Portfolio-initial Class 		0.00%
Fidelity VIP Strategic Income Portfolio-Initial Class		0.00%
Fidelity VIP Technology Portfolio-Initial Class			0.00%
Franklin Rising Dividends Securities Fund			0.00%
Franklin Strategic Income Securities Fund			0.00%
Franklin U.S. Government Fund					0.00%
Mutual Global Discovery Securities Fund				0.00%
Mutual Shares Securities Fund-Class 1				0.00%
Templeton Developing Markets Securities Fund]			0.00%
Templeton Foreign Securities					0.00%
Templeton Global Bond Securities Fund				0.00%
Invesco V.I. Core Equity Fund					0.00%
Invesco V.I. Global Real Estate Fund				0.00%
Invesco V.I. International Growth Fund				0.00%
Invesco V.I. Mid Cap Core Equity Fund				0.00%
Invesco V.I. Small Cap Equity Fund				0.00%
Invesco Van Kampen V.I. Comstock Fund				0.00%
Janus Aspen Enterprise Portfolio				0.00%
Janus Aspen Enterprise Portfolio				0.00%
Janus Aspen Flexible Bond Portfolio 				0.00%
Janus Aspen Overseas Portfolio 					0.00%
Janus Aspen Perkins Mid Cap Value Portfolio			0.00%
MFS [registered trademark symbol] Growth Series			0.00%
MFS [registered trademark symbol] Government Securities 	0.00%
	Portfolio
MFS [registered trademark symbol]  International Growth 	0.00%
	Portfolio
MFS [registered trademark symbol] International Value 		0.00%
	Portfolio
MFS [registered trademark symbol]  New Discovery Series		0.00%
MFS [registered trademark symbol] Utilities Series		0.00%
PIMCO All Asset Portfolio Institutional				0.00%
PIMCO CommodityRealReturn [registered trademark symbol] 	0.00%
	Strategy Portfolio Institutional
PIMCO Emerging Markets Bond Portfolio Institutional		0.00%
PIMCO EqS Pathfinder Portfolio Institutional			0.00%
PIMCO Foreign Bond Portfolio (Unhedged) Institutional 		0.00%
PIMCO Global Bond Portfolio (Unhedged) Institutional		0.00%
PIMCO Global Multi-Asset Portfolio Institutional 		0.00%
PIMCO Long-Term US Government Portfolio Institutional		0.00%
PIMCO Low Duration Portfolio Institutional			0.00%
PIMCO Real Return Portfolio Institutional			0.00%
PIMCO Total Return Portfolio Institutional			0.00%
PIMCO Unconstrained Bond Portfolio Institutional		0.00%
Pioneer Fund VCT Portfolio 					0.00%
Pioneer Growth Opportunities VCT Portfolio			0.00%
Pioneer Strategic Income VCT Portfolio				0.00%
Royce Capital Fund - Micro-Cap Portfolio 			0.00%
Royce Capital Fund - Small-Cap Portfolio			0.00%
Sentinel VP Small Company Fund
T. Rowe Price Blue Chip Growth Portfolio 			0.00%
T. Rowe Price Equity Income Portfolio 				0.00%

PREPAID ANNUITY SUB-ACCOUNTS
							SUB-ACCOUNT FUND
SUB-ACCOUNTS	 					FACILITATION FEE
[Symetra Pension Reserve Fund - 2016 (b. 1942-1947) 		[0.00%
Symetra Pension Reserve Fund - 2020 (b. 1942-1947)		0.00%
Symetra Pension Reserve Fund - 2024 (b. 1942-1947)		0.00%
Symetra Pension Reserve Fund - 2016 (b. 1948-1952)		0.00%
Symetra Pension Reserve Fund - 2020 (b. 1948-1952)		0.00%
Symetra Pension Reserve Fund - 2024 (b. 1948-1952)		0.00%
Symetra Pension Reserve Fund - 2028 (b. 1948-1952)]		0.00%
[Symetra Pension Reserve Fund - 2016 (b. 1953-1957)		0.00%
Symetra Pension Reserve Fund - 2020 (b. 1953-1957)		0.00%
Symetra Pension Reserve Fund - 2024 (b. 1953-1957)		0.00%
Symetra Pension Reserve Fund - 2028 (b. 1953-1957)		0.00%
Symetra Pension Reserve Fund - 2020 (b. 1958-1962)		0.00%
Symetra Pension Reserve Fund - 2024 (b. 1958-1962)		0.00%
Symetra Pension Reserve Fund - 2028 (b. 1958-1962)]		0.00%]

	DELIVERED IN THE STATE OF NEW YORK

Home Office:	  				Administrative Office:
First Symetra National Life Insurance 	  First Symetra National Life Insurance
    Company of New York	    			Company of New York

[260 Madison Avenue, 8th Floor	  		[P.O. Box 758501
New York, New York  10017]	  		Topeka, KS  66675-8501]

Telephone:  [1-800-457-9015]
Fax:  [1-785- 228-4545]